EXHIBIT 24

                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints DONNA J. ROBERTS, JOHN SCRIVEN or ENRIQUE C. FALLA, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the Elective Deferral Plan of The Dow Chemical Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.


SIGNATURE                    TITLE                        DATE

/s/ J. K. BARTON             Director                     July 12, 1995
J. K. Barton


/s/ D. T. BUZZELLI           Director and Vice            July 10, 1995
D. T. Buzzelli               President


/s/ F. P. CORSON             Director and Vice            July 7, 1995
F. P. Corson                 President


/s/ W. D. DAVIS              Director                     July 13, 1995
W. D. Davis


/s/ M. L. DOW                Director                     July 13, 1995
M. L. Dow


/s/ J. L. DOWNEY             Director                     July 13, 1995
J. L. Downey


/s/ E. C. FALLA              Director and Executive       July 13, 1995
E. C. Falla                  Vice President
                             (Chief Financial Officer)

/s/ B. H. FRANKLIN           Director                     July 13, 1995
B. H. Franklin


/s/ R. L. KESSELER           Vice President and           July 13, 1995
R. L. Kesseler               Controller


/s/ W. J. NEELY              Director                     July 12, 1995
W. J. Neely


/s/ F. P. POPOFF             Director and Chairman        July 11, 1995
F. P. Popoff                 of the Board (Chief
                             Executive Officer)


/s/ H. T. SHAPIRO            Director                     July 13, 1995
H. T. Shapiro


/s/ E. J. SOSA               Director and Senior          July 13, 1995
E. J. Sosa                   Vice President


/s/ W. S. STAVROPOULOS       Director and President       July 11, 1995
W. S. Stavropoulos           (Chief Operating Officer)


/s/ P. G. STERN              Director                     July 13, 1995
P. G. Stern